CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Natural Resources Corp

76 Playfair Road, #03-06
Singapore, 367996

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated August 12, 2014 relating to our audits of the financial statements of M-Power Food Industries Pte. Ltd. as of June 30, 2013 and 2012 and for the years then ended.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 26, 2014 relating to our audit of the financial statements of Natural Resources Corporation (formerly Plum Run Acquisition Corporation) as of December 31, 2013 and for the period from July 9, 2013 (inception) through December 31, 2013. Our report dated March 26, 2014, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

August 13, 2014